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MECHANICS SAVINGS BANK
EXHIBIT (4.1)(b)


                 AMENDMENT NO. 1 TO THE MECHANICS SAVINGS BANK
                        1996 OFFICER STOCK OPTION PLAN

     This Amendment No. 1 to the Mechanics Savings Bank 1996 Officer Stock Option Plan ("Amendment No. 1") is dated as of January 1, 1998 and entered into by and between Mechanics Savings Bank, a Connecticut chartered stock savings bank, with its main office located at 100 Pearl Street, Hartford, Connecticut (the "Bank") and MECH Financial, Inc., a Connecticut stock corporation, with its main office located at 100 Pearl Street, Hartford, Connecticut (the "Corporation").

                                    RECITALS
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     WHEREAS, the Board of Directors (the "Board") of the Bank adopted the 1996
Officer Stock Option Plan on February 7, 1996 (the "Stock Option Plan");

     WHEREAS, the shareholders of the Bank approved the Plan at the 1996 Annual Meeting of the Bank's Shareholders;

     WHEREAS, the Company acquired all of the outstanding shares of the Bank's common stock, par value $0.01 per share ("Bank Common Stock") in a one-for-one-share exchange for the common stock of the Company, par value $0.01 per share ("Company Common Stock") pursuant to that certain Agreement and Plan of Reorganization between the Company and the Bank dated November 25, 1997 (the "Plan of Reorganization");

     WHEREAS, Section 4 of the Plan of Reorganization provides that the Company shall adopt and assume certain rights and obligations of the Bank under the Stock Option Plan, including the substitution of Company Common Stock for Bank Common Stock as the stock for which options and/or stock appreciation rights may be granted under the Stock Option Plan;

     WHEREAS, the Plan of Reorganization provides that the holders of options under the Stock Option Plan prior to the effective time of the Plan of Reorganization will receive at the effective time an option to purchase the same number of shares of Company Common Stock at the same exercise price and in accordance with such other terms and conditions as pertained to the options outstanding under the Stock Option Plan prior to the Effective Time; and

     WHEREAS, the Company and the Bank have determined that it is appropriate to enter into an agreement amending the Stock Option Plan.

     NOW, THEREFORE, in consideration of the sum of one dollar ($1.00) receipt of which is hereby acknowledged and the mutual promises and covenants contained

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herein, the Bank and the Company agree as follows:

     1.   DEFINITIONS:
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     (a)  The definition of "Board" contained in Section 2 of the Stock Option
Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          "Board" means the Board of Directors of Mechanics Savings Bank and, if the context permits or requires, shall also mean the Board of Directors of MECH Financial, Inc.

     (b) The definition of "Common Stock" contained in Section 2 of the Stock Option Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

     "Common Stock" means the Company's common stock, par value $0.01 per share.

     (c) The following definition shall be included in Section 2 of the Stock Option Plan:

          "Company" means MECH Financial, Inc.

     (d) The definition of "Grantee" contained in Section 2 of the Stock Option Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          "Grantee" means an employee of the Company, the Bank, or a Subsidiary of either to whom an Option is granted.

     (e) The definition of "Option Agreement" contained in Section 2 of the Stock Option Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

     "Option Agreement" means a written agreement in form to be approved by the Committee to be entered into between and among the Company, the Bank, and the Grantee of an Option, as provided in Section 9 of the Stock Option Plan.

     (f) The definition of "Subsidiary" contained in Section 2 of the Stock Option Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          "Subsidiary" means an entity of which, at the time such subsidiary is to be determined, at least 50% of the total combined voting power of all classes of stock of such entity is held by the Company, the Bank, and its subsidiaries (exclusive of the ownership by the entity whose subsidiary is being determined).

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     2.   Except as otherwise specifically provided in this Amendment No. 1, references made to the "Bank" in Sections 5(a)(ii), 5(e), 6(c),11(d), 11(e), 11(i), 19, 20, and 21 shall be deemed to refer to the Company.

     3. Except as otherwise specifically provided in Amendment No. 1 all references made to the "Bank" in Sections 1, 4, 6(c), 7(a), 7(b), 8, 9(a), 9(c), 13, 14, 15, and 18 shall be deemed to refer both to the Bank and to the Company.

     4. Section 6(e) of the Stock Option Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          (e) If the Committee, in its discretion, decides to permit a Grantee who is an officer of the Company or the Bank to elect to receive cash in full or partial settlement of the exercise of a Stock Appreciation Right, then the following conditions must be met: (i) such election shall be made during the period beginning on the third business day following the date of release for publication of quarterly and annual summary statements of sales and earnings of the Company and/or the Bank and ending on the twelfth business day following such date, unless a different period is specified in the Exchange Act, or any rule promulgated thereunder as in effect at the time of such exercise, or any law, rule, regulation or other provision that may hereafter replace such law or rule, and (ii) the Company and the Bank have collectively been subject to the reporting requirements of Section 13 of the Exchange Act for at least one year prior to the date of said exercise and has filed all reports and statements required to be filed pursuant to that section during that period.

     5. Section 10 of the Stock Option Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          The Option Price shall be fixed by the Committee and stated in each Option Agreement and, except as set forth hereafter, shall be not less than the greater of par value or 100% of the Fair Market Value of a share of the Common Stock on the Grant Date of the Option (as determined in good faith by the Committee). The Option Price for Initial Officer Options shall be not less than the greater of par value, $10 or 100% of the Fair Market Value (as defined for this purpose) of a share of Common Stock on the date such Initial Officer Options are granted. Notwithstanding the foregoing, in the event the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10%), the Option Price of an Option that is intended to

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          be an Incentive Stock Option shall be not less than the
          greater of par value or 110% of the Fair Market Value of a share of the Common Stock on the Grant Date of such Option. Payment of the Option Price shall be made in cash or in such other form as the Committee may approve, including shares of Common Stock valued at Fair Market Value on the date of exercise of the Option, or a combination of cash and/or such other form of property, or, if authorized by the Committee's regulations and accomplished in accordance therewith, by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company sale or loan proceeds sufficient to pay the Option Price.

     6. Section 16 of the Stock Option Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          16.  EFFECT OF CHANGES IN CAPITALIZATION

          (a)  Changes in Common Stock.  If the outstanding shares of Common
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          Stock are increased or decreased or changed into or
          exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, occurring after the effective date of the Plan, the number and kind of shares for the purchase of which Options may be granted under Section 5(d) of the Plan shall be adjusted proportionately and accordingly by the Committee.
          In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

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          (b) Reorganization in Which the Company is the Surviving Entity.
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           Subject to Subsection (c) hereof, if the Company shall be
          the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

          (c) Reorganization in Which the Company is Not the Surviving
              --------------------------------------------------------
          Entity or Sale of Assets or Stock. Upon the dissolution or
          ---------------------------------
          liquidation of the Company or the Bank, or upon a merger, consolidation or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, or upon a sale of all or substantially all of the assets of the Company to another entity, or upon any transaction approved by the Board of Directors of the Company which results in any person or entity owning 80% or more of the combined voting power of all classes of stock of the Company, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options or stock appreciation rights covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right (subject to the general limitations on exercise set forth in Section 11 above and except as otherwise specifically provided in the Option Agreement relating to such Option), immediately prior to the occurrence of such termination and during the period following the notice of termination described below to exercise such Option in whole or in part, whether or not such Option was otherwise vested and exercisable at the time such notice of termination is given and without regard to any installment limitation on exercise imposed pursuant to
          Section 11 above. The Committee shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its shareholders.

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          (d)  Adjustments. Adjustments under this Section 16 related
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          to stock or securities of the Company shall be made by the
          Committee whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

          (e)  No Limitations on Company. The grant of an Option
               -------------------------
          pursuant to the Plan shall not affect or limit in any way the right or power of the Company or Bank to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

          (f) Except as provided in this Section 16, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect the outstanding Options.

     7. Section 17 of the Stock Option Plan shall be deleted in its entirety and the following shall be substituted:

          17.  CHANGE IN CONTROL

               (a) Upon the occurrence of a Change in Control (as hereinafter defined):

                    (1) All Options shall become immediately exercisable in full for the remainder of their terms.

                    (2) All Stock Appreciation Rights shall become immediately exercisable in full for the remainder of their terms.

               (b) A "Change in Control" is the occurrence of any one of the following events:


                    (1) any Person (other than a Grantee, the Company, Bank or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or the Bank (or any subsidiary of either)) is or becomes an "Acquiring Person";

                    (ii) less than eighty percent (80%) of the total membership of the Board shall be Continuing Directors; or

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                    (iii)  the shareholders of the Company shall approve a
          merger or consolidation of the Company or the Bank or a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company or the Bank of all or substantially all of the Company's or Bank's assets to another Person, except in any such case in a transaction in which immediately after such merger, consolidation or sale, exchange or transfer, the shareholders of the Company, in their capacities as such and as a result thereof, shall own at least 50 percent in voting power of the then outstanding securities of the Company or of any surviving Person pursuant to any such merger (or of its parent), the consolidated corporation or business entity in any such consolidation, or of the other Person to which such sale, exchange or transfer of assets is made.

               (c) A "Change in Control" shall be deemed not to have occurred if
          (A) such event is mandated or directed by a regulatory body having jurisdiction over the Company's or the Bank's operations.

               (d)  For purposes of this Section  17:

                    (1) "Acquiring Person" shall mean any Person who is or becomes a "beneficial owner" (as defined in Rule 13d-3 of the Exchange
          Act) of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities, unless such Person has filed Form 13-G and all required amendments thereto with respect to its holdings and continues to hold such securities for investment in a manner qualifying such Person to utilize Form 13-G for reporting of ownership.

                    (2) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date hereof.

                    (3) "Continuing Directors" shall mean any member of the Board who was a member of the Board prior to the date hereof, and any successor of a Continuing Director while such successor is a member of the Board who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or of any such Affiliate or Associate and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

                    (4) "Person" shall mean any individual, corporation, partnership, group, association or other "person", as such term is used in Section 13(d) and 14(d) of the Exchange Act.

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     8.   OTHER PROVISIONS TO REMAIN IN EFFECT.
          -------------------------------------

     Except as expressly modified or amended by this Amendment No. 1, all of the terms, covenants and conditions of the Stock Option Plan and all Options previously granted thereunder are hereby ratified and confirmed, all to remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the date first written above.

                              MECHANICS SAVINGS BANK

                              By: /s/ Edgar C. Gerwig
                                 --------------------
                                 Edgar C. Gerwig
                                 Its President


                              MECH FINANCIAL, INC.

                              By: /s/ Edgar C. Gerwig
                                 --------------------
                                 Edgar C. Gerwig
                                 Its President

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